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                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


March 28, 2002


Dear Sir / Madame

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated March 27, 2002 of Digitas, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours:

Arthur Andersen LLP


/s/  Arthur Andersen LLP
----------------------------
John J. Sullivan